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                                                                      EXHIBIT 23
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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-51603, 333-27437 and 333-63659) of RadioShack Corporation of our report dated September 20, 2001 relating to the financial statements and financial statement schedule of Tandy Fund, which appears in this Form 11-K.

/s/  PricewaterhouseCoopers LLP

Fort Worth, TX
September 24, 2001